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Exhibit 21.1

                                 PROSOURCE, INC.
                            Significant Subsidiaries

        Legal Name                  State of Incorporation               Trade Name
        ----------                  ----------------------               ----------
ProSource Services Corporation              Delaware         ProSource Distribution Services
BroMar Services, Inc.                       Delaware         n/a
ProSource Receivables Corporation           Delaware         n/a
PSD Transportation Services, Inc.           Nevada           n/a
ProSource Investments, Inc.                 Delaware         n/a


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